Exhibit 99.1

FOR IMMEDIATE RELEASE

SFX COMPLETES PURCHASE OF B2S

Deal gives SFX total ownership of leading international event organizer and brands Decibel, Hard Bass, Thrillogy, Knock Out and Loudness

NEW YORK — (March 3, 2014) — SFX Entertainment, Inc. (NASDAQ:SFXE), the world’s largest producer of live events and entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals, announced today that it has completed the acquisition of the remaining 50 percent of B2S Holding BV, which specializes in hard electronic dance music. SFX now owns 100 percent of the company.

B2S, is one of the world’s leading electronic music culture (EMC) event organizers, and its festival and live event brands include Decibel, Hard Bass, Thrillogy, Knock Out and Loudness.

SFX paid B2S $14.3 million in cash and issued 400,000 shares of SFX common stock at closing.  SFX had initially acquired 50 percent of B2S as part of its acquisition in October 2013 of ID&T, which has produced events such as Sensation, Mysteryland and Tomorrowland in Europe and around the world and TomorrowWorld in the U.S.  SFX previously announced the agreement to purchase the outstanding 50 percent of B2S in December 2013.

Further information regarding the transaction is contained in the Company’s Current Report on Form 8-K to be filed with the SEC and which may be accessed at www.sec.gov.

About SFX Entertainment

SFX Entertainment, Inc. is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to enable EMC by providing fans with the best possible live experiences, music discovery and digital connectivity with our content and the broader EMC community.  SFX was borne out of the technology revolution, as the music industry evolved into DJ- and producer-led creations driven by social and digital consumer media.  SFX produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday and Ruhr-in-Love and has an agreement to acquire Spring Awakening Music Festival and Summer Set Music & Camping Festival.  SFX also operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to close the acquisition of our planned acquisition targets; our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on October 10, 2013, which is available on our Investor Relations website at www.sfxii.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts

Richard Rosenstein

Chief Financial Officer
646 561 6400

Joseph Jaffoni

JCIR
212 835 8500
sfxe@jcir.com

Media Contact

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com